EXHIBIT 10.1.2

10617 Kettering Drive, Suite 215, Charlotte, NC 28226

Poverty Dignified, Inc.

2017 Restricted Stock Plan

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”), dated as of _________________, 2017 (the “Date of Grant”), is made by and between Poverty Dignified, Inc., a Nevada corporation (the “Company”), and _____________________________ (the “Grantee”).

Whereas, the Company has adopted the Poverty Dignified Restricted Stock Plan (the “Plan”), pursuant to which the Company may grant Restricted Stock:

Whereas, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein:

Now, Therefore, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

(a) Grant of Restricted Stock. The Company hereby grants to the Grantee ____________ shares (the “Shares”) of Restricted Stock (the ‘Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b) Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference except as otherwise expressly set forth herein. This Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Condition of Award

The grant of Restricted Stock provided in section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)	Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Shares of Restricted Stock granted hereunder, including, without limitation, (i) the right to vote such Shares of Restricted Stock, and (ii) subject to Section 2(b), the right to receive dividends with respect to such Shares of Restricted Stock (but only to the extent declared and paid to holders of Common Stock by the Company in its sole discretion), provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock.

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(b)	Dividends. Any dividends with respect to Restricted Stock (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Stock with regard to which they are issued: (ii) shall herein be encompassed within the term “Restricted Stock”, (iii) may be held by the Company for the Grantee prior to vesting; and (iv) if so held by the Company, shall be paid or otherwise released to the Grantee, without interest, promptly after the vesting of the Restricted Stock with regard to which there were issued. If dividends are released to the Grantee prior to the vesting of the Restricted Stock with regard to which they were issued, and such Restricted Stock fails to vest and is forfeited for any reason, Grantee shall return or repay such dividends to the Company, without interest, promptly following the forfeiture event.

(c)	Restrictions. The Restricted Stock and any interest therein, may not be sold, assigned transferred, pledged, hypothecated or otherwise disposed of, except by the will or the laws of descent and distribution, during the Restricted Period. Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect.

(d)	Certificate; Book Entry Form: Legend. The Company shall issue the Shares of Restricted Stock, either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends, as applicable, referring to the terms, conditions and restrictions applicable to the Award. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the 2017 Poverty Dignified Restricted Stock Plan, and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(e)	Lapse of Restrictions. Subject to Section 2(f) below, the Restricted Shares shall vest in the Grantee six months after the date of the Restricted Stock Award and at that time the Restricted Shares shall become Unrestricted Shares.

Upon the lapse of restrictions relating to any Shares of Restricted Stock, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book-entry form or deliver to the Grantee’s personal representative a stock certificate representing a number of Shares of Common Stock, free of the restricted legend described in Section 2(d), equal to the number of Shares of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares of Common Stock.

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(f)	Termination of Employment. Notwithstanding Section 2(c), in the event of the termination of the Grantee’s employment of service with the Company, Parent or any Subsidiary for any reason prior to the lapsing of restrictions in accordance with Section 2(e) with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by the Grantee shall be automatically forfeited by the Grantee as of the date of termination.

Any shares of Restricted Stock forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Shares. If certificates for any Shares containing restrictive legends shall have heretofore been delivered to the Grantee (or his/her legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

(g)	Corporate Transactions. The following provisions shall apply to the corporate transactions described below:

In the event of a proposed dissolution or liquidation of the Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee.

In the event of a proposed sale or all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Award shall be assumed or substituted with an equivalent award by such successor corporation, parent or subsidiary of such successor corporation; provided that the Committee may determine, in the exercise of its sole discretion, that in lieu of such assumption or substitution, the Award shall be vested and non-forfeitable and any conditions or restrictions on the Award shall lapse, as to all or any part of the Award, including Shares as to which the Award would not otherwise be non-forfeitable.

(h)	Income Taxes. Except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares having a fair market value equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation in writing, then the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to the Grantee; and/or (iii) by allowing the Grantee to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Grantee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a fair market value on the date of surrender equal to the amount required to be withheld. For these purposes, the fair market value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

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(i)	Section 83(b) Election. The Grantee hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares of Restricted Stock (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock). The Grantee will seek the advice of his or her own tax advisors as the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Grantee.

Section 3. Miscellaneous

(a)	Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing, and shall be delivered either personally or by registered or certified mail. Postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee. Notices may also be delivered to the Grantee, during his or her employment, through the Company’s inter-office or electronic mail systems.

(b)	No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, Parent or Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without cause and with or without advance notice.

(c)	Bound by the Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)	Imposition of Other Requirements. If the Grantee relocates to another country after the Date of Grant, the Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements that may be necessary to accomplish the foregoing.

(e)	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

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(f)	Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions had been omitted.

(g)	Modification. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(h)	Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(i)	Governing Law. This Agreement and the right of the Grantee hereunder shall be construed and determined in accordance with the laws of the state of Nevada.

(j)	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

(k)	Counterpart. This Agreement may be executed in counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By Grantee’s signature and the signature of the Company’s representative below, or by Grantee’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Date of Grant.

Poverty Dignified, Inc.

Signature: _______________________________

John K. Lowther

Title:                 CEO/Chairman

Date: __________________________________

Grantee

Signature: _______________________________    Date: ____/____/______

Co-Owner Signature: _______________________    Date: ____/____/______

Printed Name(s):________________________________________________

(As it should appear on Stock Certificate)

SS#(s):___________________________/____________________________

Address: ______________________________________________________

Phone:________________________________________________________

Note: Return a copy of this last page to: Poverty Dignified, Inc. 10617 Kettering Dr., Suite 215, Charlotte, NC 28226.

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